Exhibit 10.1

SECOND AMENDMENT

AGREEMENT, made this  12th day of September, 2006 entered into between MACK-CALI CW REALTY ASSOCIATES L.L.C., a New York limited liability company, having its principal office at 100 Clearbrook Road, Elmsford, New York 10523 (herein referred to as “Owner”), and AMERICAN BANKNOTE HOLOGRAPHICS, INC., a Delaware corporation, having an office at 2 Applegate Drive, Robbinsville, New Jersey 08691 (herein referred to as “Tenant”).

WITNESSETH:

WHEREAS, Owner’s predecessor in interest, Robert Martin Company, and Tenant entered into a written lease agreement dated July 23, 1992, as amended by First Amendment dated August 19, 1993 (herein collectively referred to as the “Lease”) wherein and whereby Owner currently leases to Tenant and Tenant currently hires from Owner approximately 58,934 square feet in the building known as 399 Executive Boulevard, Elmsford, New York, for a term which currently expires on December 31, 2007 (the “Expiration Date”), and

WHEREAS, the parties hereto desire to amend the Lease pursuant to the terms and provisions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid, IT IS AGREED as follows:

1.            Effective as of April 1, 2006, through and including December 31, 2007, the Fixed Annual Rent shall be decreased from “$745,515.10 per annum” to “$670,963.59 per annum,” as follows:

Period	Annual Rent	Monthly Rent	Annual Per Sq. Ft. Rent
4/1/06 – 12/31/07	$670,963.59	$55,913.63	$11.39

2.            Tenant shall pay the sum of $100,000.00 to Owner, upon the execution and delivery of this Second Amendment by Tenant, which sum shall be applied towards the demolition and/or restoration work to be performed by Owner in the demised premises, as hereinafter provided. Each of Owner and Tenant acknowledges that (a) Tenant is currently not operating its business in the demised premises and (b) such failure to operate its business in the demised premises shall not constitute an event of default under the Lease. Tenant hereby grants to Owner the right, at Owner’s option, in its sole discretion, to enter upon the demised premises at any time from and after the date of this Second Amendment, upon 24 hours notice to Tenant, to perform such demolition and restoration work as Owner may desire. Entry by Owner and the performance of work by Owner in the demised premises shall not entitle Tenant to any claim against Owner for interruption of business or to any abatement in rent, shall not constitute a constructive or partial eviction and shall not constitute an acceptance of possession of the demised premises by Owner, nor a release of Tenant from any liability of Tenant under the Lease except as provided for herein. Owner will indemnify and hold Tenant harmless from all loss, cost, and expenses, including, without limitation, reasonable attorney’s fees and disbursements, arising from any property damage or personal injury occurring from the date hereof to the extent caused by the entry of Owner, its agents or employees into the demised premises. Tenant shall continue to be liable for all terms and conditions to be performed by Tenant under the Lease including, without limitation, the obligation to maintain the demised premises including, without limitation, maintaining its service contracts on the HVAC units serving exclusively the demised premises (except as hereinafter provided), to maintain insurance, to pay for utilities, and to pay rent through and including December 31, 2007, the current expiration date of the Lease. Notwithstanding anything herein to the contrary, Owner hereby acknowledges its understanding and agreement that Tenant is hereby released, effective from the date hereof, from any and all accrued and unaccrued obligations provided for in the Lease  with respect to  repair and restoration of the demised premises at the expiration or earlier termination of the term. In addition to the foregoing, in the event Owner performs demolition in any part of the demised premises, Tenant shall be released of its obligation to maintain those HVAC units serving that portion of the demised premises affected by the demolition. The cost of all utility services in the demised premises  shall continue to be paid by Tenant directly to the utility company, provided, however, in the event Owner enters the demised premises and performs demolition and/or restoration work therein and as a result the utility bills for the demised premises shall increase as a result of said usage (as opposed to electric rate increase), Owner shall reimburse Tenant for the excess cost of utilities within thirty (30) days after Tenant’s written request therefor, which request shall be accompanied by past and present utility bills evidencing the increased usage and cost thereof. Notwithstanding anything herein to the contrary, Owner shall have no obligation whatsoever to spend all or any portion of Tenant’s aforesaid contribution to demolish and/or restore the demised premises. Notwithstanding anything herein to the contrary, all of Owner’s obligations under the Lease shall remain in full force and nothing herein shall be deemed or construed as a release of Owner from any of its obligations and liabilities respecting repair and maintenance, as set forth with greater specificity in Article 4, footnote 3 of the Lease.

3.            In consideration of Tenant’s aforesaid $100,000.00 Tenant contribution toward the cost of demolition and restoration, Owner shall accept the premises in its current as-is condition, and notwithstanding anything in the Lease to the contrary, Tenant shall have no obligation to repair or restore the premises upon the expiration or earlier termination of the term. Notwithstanding anything herein to the contrary, the release of Tenant from its obligation to demolish, repair or restore the premises upon the expiration or earlier termination of the Lease, as provided for in the immediately preceding sentence, shall, in no event, be deemed or construed as a release of Tenant from any of its obligations and liabilities respecting Hazardous Materials, as set forth with greater specificity in Section 58(l) of the Lease.  The foregoing sentence shall not be deemed or construed as increasing or diminishing, in any respect, any of the obligations and liabilities of Tenant respecting Hazardous Materials as set forth in Section 58(l) of the Lease.

4.            Owner shall have the right, at its option, at any time, exercisable upon giving Tenant at least five (5) days advance written notice (“Surrender Notice”), to elect to delete from the demised premises all or any portion of the demised premises, as designated in Owner’s notice (“Surrendered Premises”) and upon the expiration of said five (5) day period (said date being the “Surrender Date”), the Surrendered Premises shall be deemed deleted from the demised premises.  For the initial ninety (90) day period following the Surrender Date, Tenant shall pay one hundred percent (100%) of all Fixed Annual Rent (as set forth in Paragraph 1 above) and additional rent  payable under the Lease for the Surrendered Premises that would otherwise have been due and payable for the Surrendered Premises for the aforesaid ninety (90) day period, as said Fixed Annual Rent and additional rent would have come due in monthly installments under the Lease had Owner not exercised its rights hereunder with respect to the Surrendered Premises,   and on said ninetieth (90th) day following the Surrender Date (or the first business day thereafter if such 90th day is not a business day), Tenant shall pay to Owner one hundred percent (100%) of all Fixed Annual Rent (as set forth in Paragraph 1 above) and additional rent payable under the Lease for the Surrendered Premises that would otherwise have been due and payable for the Surrendered Premises for the balance of the term of the Lease had Owner not exercised its rights hereunder (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) (the payment covering the initial 90 days and the payment covering the balance of the term is hereinafter referred ton together as the “Surrender Payment”), time being of the essence with respect to Tenant’s payment of the Surrender Payment on or before said ninetieth (90th) day,  (ii) if the Surrendered Premises are a portion of the demised premises, from and after the Surrender Date, the Fixed Annual Rent payable under the Lease shall be decreased by an amount equal to the Fixed Annual Rent that would otherwise have been due and payable for the Surrendered Premises for the balance of the term of the Lease had Owner not exercised its rights hereunder and Tenant’s Proportionate Share shall be proportionately reduced (and Tenant’s obligation to pay additional rent including, without limitation, Common Area Maintenance Charge and Tax Escalation shall be appropriately adjusted) to reflect the deletion of the Surrendered Premises from the demised premises, and (iii) all other terms and provisions set forth in the Lease shall apply. Owner shall perform all work necessary to delete the Surrendered Premises from the demised premises at Owner’s cost and expense. Promptly after Owner’s giving of the Surrender Notice, upon request of either party, the parties shall execute an amendment to the Lease confirming the deletion of the Surrendered Premises from the demised premises.  Except as set forth herein, all lease provisions applicable as of the natural expiration of the Lease shall apply to the Surrender Date with respect to the Surrendered Premises (as if the Surrender Date were the expiration date of the Lease).

5.            As security for Tenant’s obligation to pay Fixed Annual Rent and additional rent under the Lease (including, without limitation, the Surrender Payment described in Paragraph 4 hereinabove), Tenant shall deliver to Owner simultaneously with the execution of this Second Amendment, an irrevocable negotiable letter of credit issued by and drawn upon such commercial bank selected by Tenant and acceptable to Owner (at its sole discretion) and in form and content acceptable to Owner (also at its sole discretion) (the form attached hereto as Exhibit A and the issuing bank shown thereon are deemed acceptable to Owner) for the account of Owner, in the sum of SEVEN HUNDRED EIGHTY-NINE THOUSAND SIX HUNDRED SIX  AND 80/100 DOLLARS ($789,606.80).  Said letter of credit shall be for a term of not less than one (l) year and shall be renewed by Tenant (without notice from Owner) no later than thirty (30) days prior to its expiration, and the expiration of each replacement thereof, until Owner shall be required to return the security to Tenant pursuant to the terms of this Lease but in no event earlier than ten (10) days after the Expiration Date, and each such renewed letter of credit shall be delivered to Owner no later than thirty (30) days prior to the expiration of the letter of credit then held by Owner.  If Tenant shall default in any of its payment of Fixed Annual Rent or additional rent (including, without limitation, the Surrender Payment described in Paragraph 4 hereinabove), and any portion of the security deposit shall be utilized by Owner to cure such non-payment (it being agreed and acknowledged Owner may access such security deposit solely in the event of any such non-payment), Tenant shall, within five (5) days after request by Owner, replenish the security account by depositing with Owner, in cash or by letter of credit, an amount equal to that utilized by Owner.  Failure of Tenant to comply strictly with the provisions of this Article shall constitute a material breach of this Lease and Owner shall be entitled to present the letter of credit then held by it for payment (without notice to Tenant) in the event of any breach by Tenant of this Section 5 of this Amendment or any of Tenant’s obligations to pay Fixed Annual Rent and additional rent (including, without limitation, the Surrender Payment described in Paragraph 4 hereinabove) under the lease. In the event of a bank failure or insolvency affecting the letter of credit, Tenant shall replace same within twenty (20) days after being requested to do so by Owner.

Notwithstanding anything herein to the contrary, during the last twelve (12) months of the term of the Lease, said letter of credit shall be reduced on the 15th day of each month by $65,800.57, provided Tenant has paid to Owner the monthly installment of Fixed Annual Rent and additional rent for said month by the 5th day of said month. In the event Owner shall give Tenant a Surrender Notice for a Surrender Date that occurs during the last twelve (12) months of the term of the Lease, said letter of credit shall be reduced by an amount equal to Tenant’s payment of the Surrender Payment to Owner for the Surrendered Premises, pursuant to Paragraph 4 hereof. Owner shall consent to said reductions of the letter of credit and shall furnish written notification of such consent in the form required by the issuing bank within five (5) days following Owner’s receipt of the aforesaid payments from Tenant.

6.            Section 59(d)(1) of the Lease is amended by deleting “provided however, that Tenant shall first obtain the consent of Owner which consent shall not be unreasonably withheld or delayed” and inserting in its place “provided however, that, notwithstanding anything in the Lease to the contrary, Tenant shall first obtain the written consent of Owner in each instance, which consent shall be granted or denied in Owner’s sole discretion.” Tenant hereby unconditionally waives any and all claims against Owner in connection with Tenant’s proposed sublease of the demised premises to Portable Storage LLC d/b/a PODS.

7.          Articles 61 (Option for Additional Space) and 62 (Option to Renew) of the Lease are hereby deleted in their entireties.

8.            Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Second Amendment, including, but not limited to, the Fixed Annual Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity except to Tenant’s counsel, accountants, financial advisors and as may be otherwise required by law or judicial decision.  This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under the Lease.

9.            Each of Owner and Tenant represents that it has dealt with no broker in connection with this Second Amendment and agrees to indemnify and hold the other harmless from any and all claims of any broker arising out of or in connection with any claim that such broker dealt with the indemnifying party in connection with the representation and negotiations of, or entering into of, this Second Amendment.

10.      Tenant hereby represents to Owner that except as otherwise provided for in this Amendment, to Tenant’s knowledge (i) there exists no default under the Lease either by Tenant or Owner; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

11.      Except as otherwise set forth herein, all the other terms and provisions contained in the Lease shall remain in full force and effect.

12.      It is understood and agreed that this Second Amendment is submitted to Tenant for signature with the understanding that it shall not bind either of the parties hereto unless and until fully executed original copies thereof have been exchanged by Owner and Tenant.

13.      The Lease, as hereby amended, shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal the day and year first above written.

MACK-CALI CW REALTY ASSOCIATES L.L.C.

By:	Mack-Cali Realty, L.P., member
By:	Mack-Cali Realty Corporation
general partner

By:
Michael A. Grossman
Executive Vice-President

AMERICAN BANKNOTE HOLOGRAPHICS, INC.

By:
Name:
Title:

EXHIBIT A

SAMPLE FORM – LETTER OF CREDIT

[DATE]
TO:
[Name of Beneficiary]
[Address]

	Re:	Irrevocable Letter of Credit

Gentlemen:

By order of our client,                                                              , we hereby establish our irrevocable Letter of Credit No.                in your favor for a sum or sums not to exceed $                                  - (                                  U.S. Dollars) in the aggregate, effective immediately.

This Letter of Credit shall be payable in immediately available funds in U.S. Dollars.  Funds under this credit are payable to you upon your presentation to us a sight draft drawn on us in the form annexed hereto.  All drafts must be marked: “Drawn under Letter of Credit No.            of [Name of Issuing Bank].

This Letter of Credit shall expire twelve (12) months from the date hereof; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for one year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.  The final expiration date hereof shall be no earlier than [fill in suitable date after expiration of lease].

This Letter of Credit is transferable and may be transferred one or more times.  However, no transfer shall be effective unless advice of such transfer is received by us in our standard form.

We hereby agree to honor each draft drawn under and in compliance with this Letter of Credit, if duly presented at our offices at                                                              or at any other of our offices.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Name of Bank]

By:

[Annex Bank’s Form of Sight Draft]

Exhibit 1

BENEFICIARY:	APPLICANT:
MACK-CALI CW REALTY ASSOCIATES LLC	AMERICAN BANK NOTE HOLOGRAPHICS INC
100 CLEARBROOK RD	2 APPLEGATE DRIVE
ELMSFORD NY 10523	ROBBINSVILLE, N.J. 08691

IRREVOCABLE STANDBY LETTER OF CREDIT

OUR REFERENCE:	18103596-00-000
AMOUNT:	USD $789,606.80
ISSUE DATE:	AUGUST 24, 2006
EXPIRY DATE:	DECEMBER 15, 2007
EXPIRY PLACE:	OUR COUNTERS

BY ORDER OF OUR CLIENT, AMERICAN BANK NOTE HOLOGRAPHICS, INC., WE ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 18103596-00-000 IN YOUR FAVOR FOR A SUM OR SUMS NOT TO EXCEED US$789,606.80 (SEVEN HUNDRED EIGHTY NINE THOUSAND SIX HUNDRED SIX AND 80/100 UNITED STATES DOLLARS) IN THE AGGREGATE, EFFECTIVE IMMEDIATELY.

THIS LETTER OF CREDIT SHALL BE PAYABLE IN IMMEDIATELY AVAILABLE FUNDS IN U.S. DOLLARS. FUNDS UNDER THIS CREDIT ARE PAYABLE TO YOU UPON YOUR PRESENTATION TO US A SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS ANNEX I ACCOMPANIED BY BENEFICIARY’S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE READING AS FOLLOWS:

“I (STATE NAME AND TITLE) HEREBY CERTIFY THAT I AM AN AUTHORIZED REPRESENTATIVE OF MACK-CALI CW REALTY ASSOCIATES LLC AND I FURTHER CERTIFY THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS FUNDS DUE US AS AMERICAN BANK NOTE HOLOGRAPHICS, INC. HAS FAILED TO COMPLY WITH THE TERMS AND CONDITIONS OF THE SECOND AMENDMENT TO THE LEASE AGREEMENT DATED JULY 26, 2006 BETWEEN MACK-CALI CW REALTY ASSOCIATES LLC AND AMERICAN BANK NOTE HOLOGRAPHICS, INC.”

ALL DRAFTS MUST BE MARKED: “DRAWN UNDER LETTER OF CREDIT NO. 18103596-00-000 DATED AUGUST 24, 2006 OF PNC BANK, NATIONAL ASSOCIATION.”

IT IS A CONDITION OF THE LETTER OF CREDIT THAT THE TOTAL AMOUNT SHALL AUTOMATICALLY REDUCE WITHOUT AMENDMENT IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:

DATE OF REDUCTION	AMOUNT OF REDUCTION	LC AMOUNT

JANUARY 15, 2007	$65,800.57	$723,806.23
FEBRUARY I5, 2007	$65,800.57	$658,005.66
MARCH 15, 2007	$65,800.57	$592,205.09
APRIL 15, 2007	$65,800.57	$526,404.52
MAY 15, 2007	$65,800.57	$460,603.95
JUNE 15, 2007	$65,800.57	$394,803.38
JULY 15, 2007	$65,800.57	$329,002.81
AUGUST 15, 2007	$65,800.57	$263,202.24
SEPTEMBER 15, 2007	$65,800.57	$197,401.67
OCTOBER 15, 2007	$65,800.57	$131.601.10
NOVEMBER 15, 2007	$65,800.57	$65,800.53
DECEMBER 15, 2007	$65,800.53	-0-

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THIS LETTER OF CREDIT EXPIRES WITH OUR CLOSE OF BUSINESS AT 5:00 P.M. EASTERN TIME AT THIS OFFICE ON DECEMBER 15, 2007.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TO US AT THIS OFFICE ON OR BEFORE THE EXPIRY DATE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

PNC BANK, NATIONAL ASSOCIATION
GLOBAL TRADE SERVICE OPERATIONS

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